SCHEDULE A - AMENDMENT #5

The following is an amendment ("Amendment") to the Global Custodial Services Agreement dated June 1, 2000 and amended May 18, 2001, July 23, 2001, May 20, 2002, September 30, 2002, and March ________, 2005 (the "Agreement") by and between Citibank, N.A. ("Custodian") and each open-end management investment company listed on Schedule A thereto (each, a "Fund", collectively, the "Client"). This Amendment serves to update the names of the Funds listed on Schedule A. Custodian and Client hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Funds listed below.

Schedule A is hereby amended as follows:


FUNDS (AND THE RELEVANT SERIES)

Vanguard Explorer Fund (51-0106626)

Vanguard Fenway Funds
  Vanguard Equity Income Fund (23-2491240)

Vanguard Institutional Index Funds
  Vanguard Institutional Total Stock Market Index Fund (23-3075564)

Vanguard Malvern Funds
  Vanguard Asset Allocation Fund (23-2520805)
  Vanguard Capital Value Fund (23-3095856)
  Vanguard U.S. Value Fund (23-3035290)

Vanguard Morgan Growth Fund (51-0108190)

Vanguard Specialized Funds
  Vanguard Energy Fund (23-2284351)
  Vanguard Dividend Growth Fund(1) (23-2677693)

Vanguard Trustees' Equity Fund
  Vanguard Diversified Equity Fund  (20-2502709)

Vanguard Variable Insurance Funds
  Equity Income Portfolio (23-2719786)
  Total Stock Market Index Portfolio (55-0795777)

Vanguard Whitehall Funds
  Vanguard Mid-Cap Growth Fund (95-4573506)

Vanguard Windsor Funds
  Vanguard Windsor Fund (51-0082711)
  Vanguard Windsor II Fund (23-2439132)

Vanguard World Fund
  Vanguard U.S. Growth Fund (04-6035483)

OTHER ACCOUNTS
Vanguard Capital Stock Concentration Account (849355)
Vanguard Securities Lending Concentration Account (849356)
Vanguard Pooled Cash Concentration Account (849357)
Vanguard General Purpose Concentration Account (849358)
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(1) Formerly named Vanguard Utilities Income Fund
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AGREED TO as of ____________________, 2005 BY:

Citibank, N.A.                  Each Fund Listed on Schedule A

By:____________________         By:_____________________

Name:____________________       Name:Thomas J. Higgins

Title:____________________      Title:Treasurer